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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported: March 15, 1999)


                  ADVANCED LIGHTING TECHNOLOGIES, INC.
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               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

         OHIO                      O-27202                 34-1803229
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(STATE OR OTHER JURISDICTION       (COMMISSION          (IRS EMPLOYER
         OF INCORPORATION)         FILE NUMBER)         IDENTIFICATION NO.)

32000 AURORA ROAD, SOLON, OHIO                                        44139
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                             (ZIP CODE)

Registrant's telephone number, including area code   440 / 519-0500
                                                  -------------------------

                                 NOT APPLICABLE
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          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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ITEM 5.  OTHER EVENTS

This filing presents the following with respect to Advanced Lighting Technologies, Inc. (the "Company"):

         1.       Unaudited Pro Forma Financial Information


This pro forma financial information reflects additional amortization expense resulting from an increase of $16.9 million in the valuation of three million shares of restricted common stock issued in January 1998 in connection with the acquisition of Ruud Lighting, Inc., as compared with the pro forma financial information in the Company's Form 8-K filed December 23, 1998, which did not reflect this $16.9 million increase.
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                       UNAUDITED PRO FORMA FINANCIAL DATA

     The accompanying unaudited pro forma condensed combined financial data are presented for illustrative purposes only.

     The unaudited pro forma condensed combined statements of operations for the year ended June 30, 1998, give effect to the acquisition of Ruud Lighting, Inc. ("Ruud Lighting") and the issuance of the Company's 8% Senior Notes due 2008 (the "Notes") as if the Ruud Lighting acquisition and the issuance of the Notes had occurred on July 1, 1997. The unaudited pro forma condensed combined statement of operations for the year ended June 30, 1998 includes amounts derived from the audited consolidated statement of operations of the Company for the year ended June 30, 1998 (including the results of operations for Ruud Lighting for the six months ended June 30, 1998) and the unaudited statement of operations of Ruud Lighting for the six months ended December 31, 1997 and pro forma adjustments to reflect the Ruud Lighting acquisition and the issuance of the Notes.

     The pro forma results are not necessarily indicative of the results of operations of the Company had the Ruud Lighting acquisition and the issuance of the Notes taken place on July 1, 1997 or of future results of the combined companies. The allocation of the purchase price is preliminary. Final amounts could differ from those reflected in the pro forma condensed statements of operations, and such differences could be significant. Upon final determination, the purchase price will be allocated to the assets and liabilities acquired based on fair value as of the date of the acquisition.


        PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)

                                                        FOR THE YEAR ENDED JUNE 30, 1998
                                              ----------------------------------------------------
                                                     HISTORICAL                   PRO FORMA
                                              -------------------------    -----------------------
                                              COMPANY     RUUD LIGHTING    ADJUSTMENTS    COMBINED
                                              --------    -------------    -----------    --------
                                                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net sales...................................  $163,893       $37,142        $   (981)a    $200,054
Costs and expenses:
  Cost of sales.............................    95,341        25,492            (981)a     119,365
                                                                                (487)b
  Marketing and selling.....................    25,746         3,497                        29,243
  Research and development..................     9,319         1,057                        10,376
  General and administrative................    10,851         3,914            (281)b      14,484
  Fiber optic joint venture formation
     costs..................................       212                                         212
  Purchased research and development........    18,220                                      18,220
  Special charges...........................    15,918                                      15,918
  Settlement of claim.......................        --                                          --
  Amortization of intangible assets.........     1,665                           949c        2,614
                                              --------       -------        --------      --------
Income (loss) from operations...............   (13,379)        3,182            (181)      (10,378)
Other income (expense):
  Interest expense..........................    (3,801)         (335)         (4,501)d      (8,637)
  Interest income...........................     1,436                                       1,436
  Loss from equity investment...............      (501)                                       (501)
                                              --------       -------        --------      --------
Income (loss) from continuing operations
  before income taxes.......................   (16,245)        2,847          (4,682)      (18,080)
Income taxes................................     1,802            --          (1,792)e       1,151
                                                                               1,141f
                                              --------       -------        --------      --------
Income (loss) from continuing operations....  $(18,047)      $ 2,847        $ (4,031)     $(19,231)
                                              ========       =======        ========      ========
Loss per share -- basic and diluted:
  Loss from continuing operations...........  $   (.99)                                   $   (.98)
                                              ========                                    ========
Shares used for computing per share amounts
  Basic and diluted.........................    18,195                                      19,715
                                              ========                                    ========

---------------

Pro forma adjustments were made to reflect the following:

a. Elimination of Company sales to Ruud Lighting.

b. Decrease in depreciation expense relating to Ruud Lighting's property, plant and equipment based on estimated fair values over estimated useful lives.

c. Amortization of intangibles, such as tradename and customer service infrastructure, and excess of cost over net assets of businesses acquired ("goodwill") related to the Ruud Lighting acquisition on a straight-line method over 40 years.

d. Adjustments to interest expense resulting from the following:

Elimination of interest expense relating to the Company's
existing bank debt, excluding mortgage debt, assumed to be
paid in full with the proceeds of the offering of the
Notes.......................................................  $ 1,762
Interest charges on the debt resulting from the issuance of
the Notes...................................................   (6,000)
Amortization of estimated debt issuance costs of $3,500 over
the ten year life of the Notes..............................     (263)
                                                              -------
          Net increase in interest expense..................  $(4,501)
                                                              =======

e. Reduction of income taxes relating to the pro forma adjustments.

f. Income tax provision on Ruud Lighting's income before income taxes not included in the historical condensed combined statement of income as Ruud Lighting was a Subchapter S corporation.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            ADVANCED LIGHTING TECHNOLOGIES, INC.
                                                         (Registrant)


Date: March 15, 1999                        By:  /s/ Wayne R. Hellman
                                                 -------------------------------
                                                     Wayne R. Hellman
                                                     Chief Executive Officer